UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  September 25, 2026

TURNONGREEN, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52140	90-1104713
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2030 Ringwood Ave., San Jose, CA 95131

(Address of principal executive offices) (Zip Code)

(510) 657-2635

(Registrant's telephone number, including area code)

1421 McCarthy Blvd., Milpitas, CA 95035

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 25, 2026, the Board of Directors (the “Board”) of TurnOnGreen, Inc. (the “Company”), acting pursuant to authorization given in the Company’s Articles of Incorporation, as amended to date, approved and adopted the Company’s revised Bylaws (the “Updated Bylaws”), which amended and restated in their entirety the Company’s prior Bylaws (the “Prior Bylaws”) to: (i) change the name of the Company stated in the Updated Bylaws; (ii) revised certain provisions relating to the location of shareholder meetings; (iii) make minor revisions to language relating selection of the venue for certain actions; (iv) make changes to the power to amend the Bylaws of the Company; and (v) to make certain stylistic changes relating to referenced documents and typographical changes.

The Updated Bylaws became effective upon approval and adoption by the Board on September 25 2026.

The foregoing description of the Updated Bylaws is only a summary and is qualified in its entirety by the full text of the Updated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

Exhibit No.	Description
3.1	Bylaws of TurnOnGreen, Inc., dated September 26, 2026

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TurnOnGreen, Inc.

Dated: September 28, 2026	/s/ Amos Kohn
Amos Kohn Chief Executive Officer and Chairman